SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT
              Pursuant to Section 13 or 15(d) of the Securities
                           Exchange Act of 1934


    Date of Report (Date of earliest event reported): April 7, 2005


                            SONEX RESEARCH, INC.
              (Exact name of registrant as specified in Charter)


         Maryland                  000-14465              52-1188993
      (State or other           (Commision file         (IRS employer
      jurisdiction of               number)           identification no.)
       incorporation)


                     23 Hudson Street, Annapolis, MD 21401
                    (Address of principal executive offices)


                              (410) 266-5556
             (Registrant's telephone number, including area code)


                                    N/A
         (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the
following   provisions  (see  General  Instruction  A.2.  below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






ITEM 8.01 - OTHER EVENTS

On April 7, 2005, the Registrant posted the following announcement on its website (www.sonexresearch.com):



                      SONEX WON'T FILE FORM 10-KSB ON TIME,
                           BUT CEO REMAINS OPTIMISTIC


ANNAPOLIS, MARYLAND, April 7, 2005 - SONEX RESEARCH, INC. (OTC BB: SONX), a leader in the field of combustion technology, last week filed for an automatic extension of time to submit its Annual Report on Form 10-KSB for the year ended December 31, 2004. The date for filing the Form 10-KSB with the Securities and Exchange Commission (SEC), originally March 31, 2005, is now April 15, 2005, but the Company now reports that it will not make the filing by this extended due date.

In addition, Dr. Andrew A. Pouring, Sonex Chairman of the Board, CEO and President, reports that the Company has substantially completed work under its ongoing agreement with the Defense Advanced Research Projects Agency (DARPA) on a project to develop a "heavy fuel" engine (HFE) combustion process for potential Department of Defense (DoD) applications such as unmanned aerial vehicles (UAVs). He explained that Sonex has demonstrated the potential for lightweight, multi-cylinder engines running on JP-5, military kerosene-based heavy fuel by application of a Sonex Combustion System (SCS) unthrottled, direct fuel injection combustion process based on the Sonex Controlled Auto-Ignition
(SCAI) technology. The SCAI process is enabled by a proprietary Sonex piston technology that achieves in-cylinder chemical kinetics at a moderate compression ratio for auto ignition of the JP-5 to achieve engine stability and control, and fuel consumption substantially lower than a gasoline baseline engine.

Dr. Pouring suggested that outcomes from the DARPA program could validate the sparkless SCAI process for in-cylinder control of ignition and combustion for potential application to gasoline powered automobiles to achieve better fuel economy. He added that the Company hopes to be in a position to announce more specific project results in the near future following acceptance by DARPA of the Company's project report.

In its SEC filing for the extension of time to submit the 2004 Form 10-KSB, Sonex explained that it did not have the funds to engage its independent accountants to conduct the audit of the December 31, 2004 financial statements, and that its limited staff did not have time to prepare the Form 10-KSB document. The Company had also cautioned that it might not be in a position to file the Form 10-KSB by the extended due date, but it now indicates that it will not make the filing by April 15, 2005.

Sonex CFO, Secretary and board member George E. Ponticas reports that the time spent this year by Dr. Pouring and he dealing with an investor lawsuit, and the legal fees required, were among the factors resulting in the Company's inability to prepare and file the Form 10-KSB. He added that failure to file the Form 10-KSB by the extended due date may have significant implications for the Company until the filing is made, including the inability to register stock with the SEC and inability for shareholders to sell restricted stock. Sonex will use its best efforts to file the report as soon as resources permit.

While the Company continues to experience cash flow problems, Dr. Pouring expressed optimism that revenue from the DARPA agreement, the modest amounts of revenue being earned from work on HFEs for small UAV applications, and additional short-term loans from shareholders will provide Sonex the time to secure needed additional capital and/or revenue, and hire sufficient experienced personnel, to take advantage of a number of potential business opportunities. There is no assurance, however, that the Company will be able to achieve these objectives. The Company's history of operating losses, significant financial liabilities, and other risk factors mean that there still remains substantial doubt about the Company's ability to continue as a going concern.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


April 7, 2005

SONEX RESEARCH, INC.
Registrant



/s/ George E. Ponticas
----------------------
George E. Ponticas
Chief Financial Officer and Secretary